EXHIBIT 10.1

RESIGNATION OF THE DIRECTOR

OF

DOCASA, INC.

(f/k/a FWF HOLDINGS, INC.)

The following is a true copy of the Resignation of the Director of the Corporation, held this 1st day of September, 2016;

WHEREAS, the undersigned was appointed as CEO, Director of the Corporation, and has served in said capacity; he has determined at this time to formally RESIGN and renounce all further corporate designation or affiliation with DOCASA, INC. and hereby formally RESIGNS, and severs any and all officials ties, duties, obligations or liabilities regarding DOCASA, INC., and by affixing his signature hereto, officially as his last corporate act, DOES HEREBY RESIGN.

The new Directors and Officers named in my last Board of Directors Resolution now fill said positions.

/s/ Pankaj Rajani
Pankaj Rajani
CEO, CFO, and Director
DOCASA, INC.
(f/k/a FWF Holdings, Inc.